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Execution Copy

EIGHTH AMENDMENT TO CREDIT AGREEMENT

    THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT is dated as of January 24, 2000 ("this Amendment"), by and among NORSTAN, INC., a Minnesota corporation (the "Borrower"), the banks which are signatories hereto (each individually, a "Bank," and collectively, the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent").

RECITALS

    A.  The Borrower, the Banks and the Agent are parties to a Credit Agreement dated as of July 23, 1996, as amended by a First Amendment dated as of October 11, 1996, a Second Amendment dated as of September 26, 1997, a Third Amendment dated as of March 20, 1998, a Fourth Amendment dated as of July 23, 1998, a Fifth Amendment dated as of September 28, 1998, a Sixth Amendment dated as of October 21, 1998 and a Seventh Amendment dated as of May 31, 1999 (as so amended, the "Credit Agreement").

    B.  The parties hereto desire to amend the Credit Agreement in certain respects and to waive certain Events of Default.

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Section 1.  Definitions.  Capitalized terms used herein and not otherwise defined herein, but which are defined in the Credit Agreement, shall have the meanings ascribed to such terms in the Credit Agreement unless the context otherwise requires.

    Section 2.  Amendments to Credit Agreement.  Subject to Section 5 hereof, the Credit Agreement is hereby amended as follows:

    (a)  Amended Definitions.  Section 1.1 of the Credit Agreement is amended by deleting the definitions of "Applicable Margin," "Borrower Loan Documents," "Guarantors," "Loan Documents," "Pricing Cash Flow Leverage Ratio," "Pricing Level" as they appear therein and substituting in lieu thereof the following definitions in the appropriate alphabetical order:

    "Applicable Margin":  With respect to:

  (a)
  Reference Rate Advances—1.25%

  (b)
  CD Rate Advances—2.75%

  (c)
  Eurodollar Rate Advances—2.75%.

    "Borrower Loan Documents":  This Agreement, the Revolving Notes, the Commercial Paper Loan Documents to which the Borrower is a party and the Security Documents to which the Borrower is a party.

    "Guarantors":  Norstan Financial Services, Inc., a Minnesota corporation; Nortstan Communications, Inc., a Minnesota corporation; Norstan Network Services, Inc.; a Minnesota corporation; Norstan International, Inc., a Minnesota corporation; Norstan-UK Limited, a corporation incorporated in London, England; Norstan Consulting Holding Company, a Minnesota corporation; Norstan Consulting, Inc., a Minnesota corporation; and, Norstan Canada, Ltd., a Canadian corporation. The forgoing definition of "Guarantors" shall apply notwithstanding the definition of such term contained in Recital B of this Agreement.

    "Loan Documents":  This Agreement, the Revolving Notes, and the Security Documents.

    (b)  New Definitions  Section 1.1 of the Credit Agreement is amended by adding the following new definitions of "Security Agreements" and "Security Documents," thereto in the appropriate alphabetical order:

    "Security Agreements":  Collectively, the separate Security Agreements of the Borrower and certain Guarantors pursuant to which the Agent is granted, for the benefit of the Banks, a security interest in the personal property described therein, as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, each in form and substance satisfactory to the Agent.

    "Security Documents":  The Guaranties and the Security Agreements.

    (c)  Performance Pricing Covenant.  Section 2.5(f) of the Credit Agreement is deleted in its entirety.

    (d)  Commercial Paper Notes.  The following new sentence is added as the last sentence of Section 2.8 of the Credit Agreement:

  Notwithstanding anything to the contrary in this Agreement, from and after the date of consummation of the Eighth Amendment to this Agreement, the Borrower shall not issue any new Commercial Paper Notes nor incur any new Indebtedness under any Commercial Paper Notes which are outstanding on such date, provided that the forgoing shall not affect any Indebtedness of the Borrower outstanding under any Commercial Paper Notes which are outstanding upon the consummation of the Eighth Amendment to this Agreement, which Indebtedness may remain outstanding in accordance with its original terms.

    (e)  Subsidiaries.  Section 6.5 of the Credit Agreement is amended to provide as follows:

      Section 6.5  Subsidiaries.  After the date of this Agreement, the Borrower will not, and will not permit any Subsidiary to, form or acquire any corporation or limited liability company which would thereby become a Subsidiary.

    (f)  Permitted Acquisitions.  Section 6.10(l) of the Credit Agreement is amended to provide as follows:

      Section 6.10(l)  Purchases of the assets of Persons engaged in the communications industry, provided that the Majority Banks have consented thereto in writing not less than 10 days prior to the consummation thereof.

    (h)  New Events of Default.  The following new Sections 7.1(o) and (p) of the Credit Agreement are added immediately following Section 7.1(n) of the Credit Agreement:

      7.1(o)  Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or the enforceability thereof shall be contested by the Borrower or any Guarantor.

      7.1(p)  Any "Event of Default" shall occur under any Security Document.

    Section 3.  Waiver.  The Borrower has informed the Banks as follows:

      (a) that it was not in compliance with its covenant under Section 6.10(k)(ii) of the Credit Agreement as of October 31, 1999, in that the aggregate outstanding principal of loans and advances as of such date from Norstan Communications, Inc. to Connaissance was in excess of $4,000,000;

      (b) that it was not in compliance with its covenant under Section 6.10(n) of the Credit Agreement as of October 31, 1999, in that the aggregate outstanding principal of loans to its officers and employees as of such date exceeded $500,000;

      (c) that it was not in compliance with its covenant under Section 6.16 of the Credit Agreement for the period ended October 31, 1999, in that its actual EBITDA for the period of four consecutive fiscal quarters ended on that date was less than $26,000,000;

      (d) that it was not in compliance with its covenant under Section 6.17 of the Credit Agreement for the period ended October 31, 1999, in that the Covenant Cash Flow Leverage Ratio as of that date was more than 3.00 to 1.00; and,

      (e) that it was not in compliance with its covenant under Section 6.19 of the Credit Agreement for the period ended October 31, 1999, in that the Interest Coverage Ratio as of that date was less than 6.0 to 1.0.

Each such instance of noncompliance constitutes an Event of Default under the Credit Agreement. Upon satisfaction of the conditions set forth in Section 5 of this Amendment, the Banks hereby waive the Events of Default under the Credit Agreement described in the preceding sentence. This waiver is limited to the express terms hereof and shall not extend to any other Default, Event of Default or any other period. This waiver shall not be and shall not be deemed to be a course of dealing upon which the Borrower may rely with respect to any other Default, Event of Default or request for a waiver and the Borrower hereby expressly waives any such claim.

    Section 4.  Representations and Warranties of the Borrower.  To induce the Banks and the Agent to execute and deliver this Amendment (which representations and warranties shall survive the execution and delivery of this Amendment), the Borrower represents and warrants to the Agent and the Banks that:

      (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

      (b) the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

      (c) the execution, delivery and performance by the Borrower of the Amendment (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which any of its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 4(c);

      (d) as of the date hereof, no unwaived Event of Default has occurred which is continuing; and

      (e) all the representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects with the same force and effect as if made by the Borrower on and as of the date hereof.

    Section 5.  Conditions to Effectiveness of this Amendment.  This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

      (a) the Agent shall have received executed counterparts of this Amendment, duly executed by the Borrower and each of the Banks;

      (b) The Agent shall have received from the Guarantors a Consent and Agreement of Guarantors in the form of Exhibit A hereto (the "Guarantor Agreements") duly completed and executed by each Guarantor;

      (c) The Agent shall have received Security Agreements, duly executed by the Borrower and each Guarantor (except NFS and Norstan Canada Ltd.), together with:

        (i)  proper financing statements (Form UCC-1) executed and suitable for filing under the Uniform Commercial Code with the Secretary of State of Minnesota; and

        (ii) completed UCC, tax lien and judgment searches against the Borrower and each Guarantor executing a Security Agreement or other evidence satisfactory to the Agent that, except as otherwise provided in the Credit Agreement, there are no Liens superior to the Liens of the Agent in the property of the Borrower described in said financing statements or other instruments.

      (d) the Agent shall have received a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Amendment and the other documents to be executed by the Borrower in connection therewith (the "Amendment Documents"), certified by its Secretary or an Assistant Secretary, together with a certificate of the Secretary or an Assistant Secretary of the Borrower certifying as to the incumbency and the true signatures of the officers authorized to execute the Amendment Documents on behalf of the Borrower;

      (e) each Bank shall have received a one-time amendment fee in cash in an amount equal to 0.125% of its Revolving Commitment Amount in effect as of the date of this Amendment; and

      (f)  the Agent shall have received the favorable opinion of counsel, which opinion shall be in form and substance satisfactory to the Agent.

Upon receipt of all of the foregoing, the Agent shall notify the Borrower and the Banks that this Amendment has become effective (but the failure of the Agent to give such notice shall not affect the validity of this Amendment or prevent it from becoming effective), whereupon this Amendment shall become effective as of the date of such notice.

    Section 6.  Affirmation; Reaffirmation.  Each party hereto affirms and acknowledges that (a) the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms and (b) all references to the "Credit Agreement" or any similar term contained in any other Loan Document shall be deemed to be references to the Credit Agreement as amended hereby. The Borrower hereby confirms, ratifies, approves and reaffirms each of the Loan Documents and agrees that each of the Loan Documents, as amended hereby, remains in full force and effect.

    Section 7.  General.

      (a) The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Agent harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

      (b) This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

      (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      (d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

      (e) This Amendment shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

NORSTAN, INC.
By	/s/ ROBERT J. VOLD
Its	Treasurer
U.S. BANK NATIONAL ASSOCIATION, as a Bank and as Agent
By	/s/ DAVID SHAPIRO
Its	Asst Vice President
HARRIS TRUST AND SAVINGS BANK
By	/s/ ANDREW K. PETERSON
Its	Managing Director
M&I MARSHALL & ILSLEY BANK
By	/s/ JEFF P. NORTAN /s/ J.W.HOWARD JR.
Its	Vice President/Vice President
NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
By	/s/ RICHARD G. TREMBLEY
Its	Vice President

[Signature Page to Eighth Amendment to Credit Agreement]

S-1

EXHIBIT A TO
EIGHTH AMENDMENT TO
CREDIT AGREEMENT

CONSENT AND AGREEMENT OF GUARANTORS

    Each of the undersigned Guarantors (each a "Guarantor") hereby acknowledges and consents to that certain Eighth Amendment to Credit Agreement dated as of January 24, 2000 (the "Amendment") among Norstan, Inc., a Minnesota corporation (the "Borrower"), the Banks which are signatories thereto (the "Banks") and U.S. Bank National Association as Agent for the Banks. Each Guarantor further acknowledges and agrees as follows:

    (a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement dated as of July 23, 1996, as heretofore amended (the "Credit Agreement") among the Borrower, the Banks and the Agent

    (b) All references to the "Credit Agreement" contained in the Guaranty executed by such Guarantor in favor of the Agent for the benefit of the Agent and the Banks shall hereafter mean and refer to the Credit Agreement as further amended by the Amendment and as the same may hereafter be further amended, supplemented, restated, extended or renewed from time to time.

    (c) Such Guaranty is and shall remain in full force and effect with respect to the Obligations, including, without limitation, Obligations arising under the Credit Agreement, the Borrower Loan Documents and/or the Commercial Paper Program Documents, as any of said documents may hereafter be amended, modified, supplemented, restated, extended or renewed from time to time.

    (d) This Consent may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one of the same instrument. This Consent shall be binding upon each Guarantor signatory hereto, irrespective of whether this Consent is signed by any other Guarantor.

Dated: January 24, 2000

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GUARANTORS:
NORSTAN FINANCIAL SERVICES, INC., a Minnesota corporation
By	/s/ ROBERT J. VOLD
Its	Treasurer
NORSTAN COMMUNICATIONS, INC., a Minnesota corporation
By	/s/ ROBERT J. VOLD
Its	Treasurer
NORSTAN NETWORK SERVICES, INC., a Minnesota corporation
By	/s/ ROBERT J. VOLD
Its	Treasurer
NORSTAN INTERNATIONAL, INC., a Minnesota corporation
By	/s/ ROBERT J. VOLD
Its	Treasurer
NORSTAN-UK LIMITED, a corporation incorporated in London, England
By	/s/ ROBERT J. VOLD
Its	Treasurer
NORSTAN CONSULTING HOLDING COMPANY, a Minnesota corporation,
By	/s/ ROBERT J. VOLD
Its	Treasurer

[Signature Page for Consent and Agreement of Guarantors]

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NORSTAN CONSULTING, INC., a Minnesota corporation,
By	/s/ ROBERT J. VOLD
Its	Treasurer
NORSTAN CANADA, LTD., a Canadian corporation,
By	/s/ ROBERT J. VOLD
Its	Treasurer

[Signature Page for Consent and Agreement of Guarantors]

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EIGHTH AMENDMENT TO CREDIT AGREEMENT
RECITALS
CONSENT AND AGREEMENT OF GUARANTORS